Exhibit 99.2

SHARE AND DEFERRED SHARE REPURCHASE AND

OPTION CANCELLATION AGREEMENT

SHARE AND DEFERRED SHARE REPURCHASE AND OPTION CANCELLATION AGREEMENT, dated as of November 16, 2004, between RACI Holding, Inc., a Delaware corporation (the “Company”), and Samuel G. Grecco (the “Shareholder”).

WHEREAS, effective as of October 31, 2004 (the “Termination Date”), the Shareholder’s active employment with the Company’s wholly owned subsidiary, Remington Arms Company, Inc. (“Remington”) shall terminate due to the Shareholder’s resignation from his position as Vice President, Accessories and Licensing Products and from each other position he held with Remington or any of its direct or indirect subsidiaries or affiliates;

WHEREAS, the Company and the Shareholder are parties to a Management Stock Subscription Agreement dated as of June 24, 1999 (the “Stock Subscription Agreement”), pursuant to which the Shareholder holds an aggregate of 77 shares of the common stock (the “Shares”), par value $.01 per share, of the Company (the “Common Stock”);

WHEREAS, pursuant to the terms of the Stock Subscription Agreement, the Shareholder granted the Company and The Clayton Dubilier Private Equity Fund IV Limited Partnership (the “CDR Fund”) successive rights to repurchase the Shares following any termination of the Shareholder’s employment with the Company or any subsidiary thereof that employs the Shareholder;

WHEREAS, subject to obtaining the requisite consent under the Credit Agreement by and among Remington, Wachovia Bank, National Association and the other lenders thereunder dated January 24, 2003 (the “Credit Agreement,” and such consent, the “Share Repurchase Consent”) the Company shall exercise its right to repurchase the Shares and the Company and the Shareholder agree that the Company shall pay the Shareholder the fair market value of each Share;

WHEREAS, the Company and the Shareholder are parties to a Matching Deferred Share Award Agreement and a Stock Purchase Right Deferred Share Award Agreement, each dated as of June 24, 1999 (collectively, the “Deferred Share Agreements”), pursuant to which the Shareholder holds an aggregate of 2,530 deferred shares (the “Deferred Shares”), each representing the Company’s contractual obligation to deliver one share of the Company’s Common Stock;

WHEREAS, the Deferred Share Agreements provide that the shares of the Company’s Common Stock underlying the Deferred Shares shall be issued to the Shareholder upon the Shareholder’s resignation from employment with the Company or any subsidiary thereof that employs the Shareholder, and that the Company and the CDR Fund shall have successive rights to repurchase such shares from the Shareholder;

WHEREAS, in lieu of issuing the shares underlying the Deferred Shares to the Shareholder and subsequently exercising its right to repurchase such shares, the Company and the Shareholder agree that the Company shall pay to the Shareholder an amount equal to the fair market value of the 2,530 shares of Common Stock represented by the Deferred Shares, subject to obtaining the requisite consent under the Credit Agreement (the “Deferred Share Payment Consent”);

WHEREAS, the Company and the Shareholder are parties to a Management Stock Option Agreement (the “Option Agreement”) dated as of June 13, 2003, pursuant to which the Company granted to the Shareholder options (“Service Options”) to purchase 227 shares of Common Stock (the “Service Option Shares”) at an exercise price of $220.31 per share and performance options (the “Performance Options” and, together with the Service Options, the “Options”) to purchase 227 shares of Common Stock (the “Performance Option Shares” and, together with the Service Option Shares, the “Option Shares”) at an exercise price of $220.31 per share;

WHEREAS, pursuant to the terms of the Option Agreement, in the event of any termination of the Shareholder’s employment with the Company or any subsidiary thereof that employs the Shareholder the Options that have not become vested on or prior to the date of such termination, if any, automatically terminate and are forfeited; and

WHEREAS, as of the Termination Date, the Shareholder did not have a vested right with respect to any of the outstanding Options to purchase any Option Shares and, accordingly, pursuant to the terms of the Option Agreement, such Options have automatically terminated as of the Termination Date;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Shareholder hereby agree as follows:

1. Purchase of Shares (a) Payment for Shares. Subject to the Company’s obtaining the Share Repurchase Consent, effective as of the date hereof or such other date as the Company and Shareholder shall agree (the “Closing Date”), the Company shall pay the Shareholder for the Shares, at the Purchase Price set forth in Section (1)(b) below, payable as provided in Section(1)(c) below, and subject to Section 11 of the Stock Subscription Agreement, which is hereby incorporated by reference.

(b) Purchase Price. The Company and the Shareholder agree that, notwithstanding anything to the contrary contained in the Stock Subscription Agreement, the purchase price for the Shares is $220.31 per Share and that the aggregate purchase price for the Shares is $16,963.87 (the “Purchase Price”). The Company and the Shareholder acknowledge and agree that the Purchase Price is equal to the aggregate fair market value of the Shares as of October 31, 2004 and further acknowledge and agree that such date is the Determination Date (as such term is defined in the Stock Subscription Agreement) for the Shares.

(c) Payment of Purchase Price. (i) On the Closing Date, the Company shall deliver to the Shareholder a check, payable to the order of the Shareholder, for the Purchase Price, subject to reduction for any applicable tax and other withholding.

(ii) On the Closing Date, the Shareholder shall deliver to Remington, as bailee, the receipt for Certificate No. A-79, originally provided by Remington to the Shareholder pursuant to the Master Bailment Agreement, dated as of June 24, 1999 among Remington and the Bailors listed on Schedule A thereto (including the Shareholder) (the “Master Bailment Agreement”), together with a letter of direction, in the form attached hereto as Exhibit A, executed by the Shareholder, directing Remington, as Bailee under the Master Bailment Agreement to deliver to the Company the Certificate described in this Section 1(c)(ii) which evidences the issuance of the Shares to the Shareholder.

(iii) On the Closing Date, the Shareholder shall deliver to the Company a stock power with respect to the Shares, in the form attached hereto as Exhibit B, executed by the Shareholder.

(iv) On the Closing Date, the Shareholder and the Company shall each execute a cross-receipt, in the form attached hereto as Exhibit C, acknowledging the receipt of the items described in the foregoing clauses (i), (ii) and (iii).

2. Cancellation of Deferred Shares. (a) Effective as of the Termination Date, the Company shall withhold a number of Deferred Shares sufficient to cover any applicable tax and other withholding on the Deferred Shares. Subject to the Company’s obtaining the Deferred Share Payment Consent, effective as of the Closing Date, the Company shall pay the Shareholder the Deferred Share Payment as set forth in Section 2(b) below, payable as provided in Section 2(c) below. Shareholder acknowledges and agrees that, notwithstanding anything to the contrary contained in the Deferred Share Agreement, the Deferred Shares shall be cancelled as of the Termination Date and the Shareholder shall have no further rights or entitlements in connection therewith, other than the Deferred Share Payment.

(b) Deferred Share Payment. The Company and the Shareholder agree that, notwithstanding anything to the contrary contained in the Deferred Share Agreements, the payment for the Deferred Shares is $220.31 per Deferred Share, and that the aggregate payment for the Deferred Shares is $557,384.30, less an amount equal to $220.31 multiplied by the number of Deferred Shares required to be withheld to cover any applicable tax and other withholding on the Deferred Shares (the “Deferred Share Payment”). The Company and the Shareholder acknowledge and agree that the Deferred Share Payment is equal to the aggregate fair market value of the shares of Common Stock represented by the Deferred Shares as of the Termination Date, net of any applicable tax of other withholding on the Deferred Shares.

(c) Payment of Deferred Share Payment. On the Closing Date, the Company shall deliver to the Shareholder a check, payable to the order of the Shareholder, in an amount equal to the Deferred Share Payment.

3. Access to Information. The Shareholder represents and warrants that he has received and reviewed Remington’s Annual Report on Form 10-K for the fiscal year ending December 31, 2003 and quarterly report on Form 10-Q for the quarter ending June 30, 2004 and all other materials furnished to the Shareholder in connection with the transactions contemplated hereby.

4. Cancellation of Options.

(a) Options. Pursuant to Section 3(b) of the Option Agreement, the Shareholder hereby acknowledges and agrees that all of the Options are and have been automatically canceled and terminated and the rights of the Shareholder in respect of such Options are and have been automatically forfeited, without any liability or obligation on the part of Company in respect thereof, effective as of the Termination Date.

5. Shareholder’s Release; Stock Subscription Agreement, Deferred Share Agreement and Related Documents. The Shareholder hereby waives any and all rights that he may have or that otherwise may exist or may have arisen with respect to any of the Shares, the Deferred Shares and the Options under any of the Election Form dated June 10, 1999 (the “1999 Election Form”), the Election Form dated December 24, 2002 (the “2002 Election Form”), the Stock Subscription Agreement, the Deferred Share Agreements, the Option Agreement, the Stock Subscription and Purchase Agreement, dated as of February 12, 2003, among the Company, the Shareholder and the B. Charles Ames TOD to B. Charles Ames Trust UAD 8/26/02 (collectively, the “Equity Agreements”), and the Offer to Purchase distributed by the Company and dated January 7, 2003 (the “Offer”) or otherwise in connection with the offering or sale by the Company or the acquisition or disposition by the Shareholder of the Shares and the Deferred Shares or any other shares of Common Stock or the grant of the Options by the Company to the Shareholder, pursuant to the Confidential Offering Memorandum dated May 14, 1999 as supplemented the supplement to such Confidential Offering Memorandum dated June 8, 1999 (as so supplemented, the “Confidential Offering Memorandum”), the Notice to Holders of Deferred Shares dated December 19, 2002 (the “Notice”) or otherwise (the Confidential Offering Memorandum and the Notice, collectively the “Offering Memoranda” and, collectively with the Offer, any other agreement or document executed or to be executed in connection therewith and any other document delivered to or by the Shareholder in connection with the Shares, the Deferred Shares or any other shares of Common Stock in respect of which Shares or other shares of Common Stock were issued or Deferred Shares acquired or disposed, or in respect of which Options were granted, the “Other Transaction Documents”). The Shareholder and the Company hereby each acknowledges and agrees that all of their respective rights and obligations under the Equity Agreements and the Other Transaction Documents with respect to the Shares, the Deferred Shares and the Options are hereby terminated, and the Shareholder hereby releases and forever discharges the Company, Remington, CDR Fund, Bruckmann, Rosser, Sherrill & Co. II, L.P. and each of their respective subsidiaries, affiliates, successors and assigns and each of their respective employees, directors, officers, shareholders, agents and other representatives from any and all claims, obligations and liabilities arising under or in connection with the Equity Agreements and the Other Transaction Documents or otherwise in respect of the Shares, the Deferred Shares and the Options and acknowledges to be fully satisfied with respect to all of his rights under the Equity Agreements and the Other Transaction Documents and otherwise in respect of the Shares, the Deferred Shares and the Options.

6. Entire Agreement; Applicable Law. This Agreement, including the attached Exhibit A, B and C constitute the entire agreement between the parties with respect to the subject matter hereof. All prior correspondence and proposals (including summaries of proposed terms) and all prior promises, representations, understandings, arrangements and agreements relating to such subject matter (including, but not limited to, those made to or with Shareholder by any other person or entity) are merged herein and superseded hereby. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICT OF LAWS.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Shareholder have executed this Share and Deferred Share Repurchase and Option Cancellation Agreement as of the date first above written.

RACI HOLDING, INC.

By:	/s/ Mark A. Little
Name:	Mark A. Little
Title:	Executive Vice President, Chief
Financial Officer, and Chief
Administrative Officer

/s/ Samuel G. Grecco
Samuel G. Grecco

EXHIBIT A

                        , 2004

Remington Arms Company, Inc.

c/o Mark Little, CFO

870 Remington Drive

Madison, NC 27025

Re: Bailment Arrangement

Dear Mark:

As Bailee under the Master Bailment Agreement (as defined in the Share and Deferred Share Repurchase and Option Cancellation Agreement), Remington Arms Company, Inc. (“Remington”) is hereby authorized and directed to deliver to RACI Holding, Inc. (the “Company”), for and on my behalf, Certificate No. A-79 representing in the aggregate 77 shares of common stock, par value $.01 per share, of the Company, in connection with the Company’s purchase of such shares from me. Pursuant to Paragraph 5 of the Master Bailment Agreement, I have enclosed the receipts for such shares originally provided to me by Remington.

Sincerely,

Samuel Grecco

EXHIBIT B

STOCK POWER

FOR VALUE RECEIVED, I, Samuel Grecco, hereby sell, assign and transfer unto RACI Holding, Inc. (the “Company”) seventy-seven (77) shares of the common stock of the Company standing in my name on the books of the Company represented by Certificate No. A-79, and do hereby irrevocably constitute and appoint Stephen P. Jackson, Jr. as Attorney to transfer the said shares on the Books of the Company with full power of substitution in the premises.

Dated:

Samuel G. Grecco

In the presence of

EXHIBIT C

CROSS-RECEIPT RELATING TO

THE TERMS OF THE NOVEMBER 16, 2004

SHARE AND DEFERRED SHARE REPURCHASE AND OPTION

CANCELLATION AGREEMENT

I, Samuel Grecco, hereby acknowledge receipt from RACI Holding, Inc. (the “Company”) of a check in the amount of $16,963.87, which amount is in full payment of the purchase price for the seventy-seven (77) Shares of the Company’s Common Stock, par value $.01 per share that the Company is repurchasing from me.

Dated :

Samuel G. Grecco

The Company hereby acknowledges receipt from Remington Arms Company, Inc., acting at the direction of and on behalf of Samuel G. Grecco, of Certificate No. A-79, representing seventy-seven (77) shares of Common Stock, and an executed stock power relating thereto.

Dated:

RACI Holding, Inc.

By:
Name:	Mark A. Little
Title:	Executive Vice President,
Chief Financial Officer, and
Chief Administrative Officer